UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

165 Gibraltar Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 101.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is incorporated by reference to Item 2.03 of this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Advance of $600,000 under Loan and Security Agreement with Energy Capital, LLC

On April 11, 2019, Ondas Holdings Inc. (the “Company”) drew down an advance of $600,000 available (the “Sixth Advance”) under the Loan and Security Agreement with Energy Capital, LLC (“Energy Capital”) entered into on October 1, 2018 (the “Loan Agreement”) by Ondas Holdings and Energy Capital (the “Loan”). The Sixth Advance proceeds will be utilized primarily for inventory and operating capital.

The principal amount outstanding under the Loan bears interest at a per annum rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Prime Rate (as published by the Wall Street Journal (National Edition)), less 3.25%. All amounts outstanding under the Loan are secured by a lien on the Company’s assets, subject to terms of outstanding debt obligations, and become due and payable on September 30, 2020.

The Loan Agreement contains customary events of default and affirmative and negative covenants for transactions of this nature. Upon an event of default, Energy Capital has the right to require the Company to prepay the outstanding principal amount of the Loan plus all accrued and unpaid interest.

The Loan was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offer and sale involved one purchaser (Energy Capital); (2) the purchaser had access to information regarding the Company; (3) the purchaser represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company; (b) was able to bear the economic risk of an investment in the Company; (c) will acquire the Loan for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend was placed on the instrument evidencing the Loan.

A copy of the Loan is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is incorporated by reference to Item 2.03 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, by and between the Company and Energy Capital, LLC, dated as of October 1, 2018 filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018 (File No. 333-205271).

10.2	Secured Promissory Note issued to Energy Capital, LLC by Ondas Holdings Inc. dated April 11, 2019.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2019	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer